Press Release
FOR IMMEDIATE RELEASE
Contact:
Amy Conti
Vice President, Investor Relations
973-461-5914
The BISYS Group, Inc.
(NYSE: BSG)
www.bisys.com
BISYS® Provides Business Update
ROSELAND, N.J. (May 22, 2006) — Today, BISYS, a leading provider of outsourcing solutions for the financial services sector, provided a business update.
Since its last update in February, BISYS has achieved important milestones, including the sale of the Information Services business on March 3, 2006 and the completion of a restatement of its consolidated financial statements with the filing of its Form 10-K for fiscal 2005. The Company is now focused on completing its outstanding fiscal 2006 quarterly financial reports, which it expects to complete by about the end of June. Because of the ongoing activities to complete these filings, BISYS has elected to not provide detailed financial results or guidance at this time.
The Company provided details of its restatement and remediation activities, with BISYS President and CEO, Russell Fradin noting, “We are pleased to have the restatement and divestiture completed, which allows us to focus as a team on improving and growing our businesses. We are working hard to make sure that the people, processes, and technology are properly aligned to provide accurate and timely financial reporting.”
Mr. Fradin provided a business update, which highlighted continuing progress in the Life and Commercial Insurance businesses. The Alternative Investment Services business is also performing well, with strong revenue growth in the Hedge Fund and Private Equity administration businesses. Results for the Retirement Services business are expected to be on par with fiscal 2005. Results for the Fund Services business have been affected by large client losses with negative growth expected year over year in both revenues and operating margins.
–more-

The fiscal year is not over, but in comparing fiscal 2006 to fiscal 2005, the biggest expected GAAP change is that operating earnings for the Company as a whole will be lower due to the divestiture of the Information Services business, which is being treated as a discontinued operation. In continuing operations, the Company expects in fiscal 2006 that margins will be lower in the Investment Services business, higher in the Insurance Services business with the net of the two marginally down. Corporate and litigation costs in total will be lower due in large part to lower litigation expenses and an insurance recoverable, offset modestly by higher stock based compensation expenses. Overall, operating income from continuing operations is expected to be higher in fiscal 2006 than in fiscal 2005. Additional details will be provided in a future update.
The Company expects to improve performance in the Fund and Retirement Services businesses as it moves into fiscal 2007, and to continue to grow its Alternative Investment Services and Insurance Services businesses. Litigation and corporate expenses are expected to remain high until the SEC investigations and security litigation matters are resolved.
More information about the call is available on the Company’s website under the “Investor Relations” tab at www.bisys.com.
About BISYS
The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms and insurance companies to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its Investment Services group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its Insurance Services group, BISYS is the nation’s largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. Additional information is available at www.bisys.com.
Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances due to future events as well as changes in economic, competitive, regulatory and/or technological factors affecting BISYS’ business, including, without limitation, the ongoing government investigations and litigations involving the Company. More detailed information about risk factors that could cause actual results to differ materially are noted in BISYS’ periodic filings with the Securities and Exchange Commission. These documents can be accessed on BISYS’ website at www.bisys.com under the “Investor Relations” tab. Forward-looking statements are only predictions, not guarantees of performance, and speak only as of the date they are made. BISYS disclaims any obligation to update or amend these statements in light of new information, future events or otherwise.
###